SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 22, 2002
                                                           ------------



                                EATON VANCE CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Maryland                            1-8100                   04-2718215
------------------              ------------------------          ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


255 State Street, Boston, Massachusetts                                 02109
---------------------------------------                               ----------
(Address of principal executive offices)                              (Zip Code)



       Registrant's telephone number, including area code: (617) 482-8260
                                                           --------------

                       INFORMATION INCLUDED IN THE REPORT


ITEM 5.   OTHER EVENTS
-------   ------------

          Registrant has reported its results of operations for the three and six months ended April 30, 2002, as described in Registrant's news release dated May 22, 2002, a copy of which is filed herewith as Exhibit 99.7 and incorporated herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                EATON VANCE CORP.
                                (Registrant)


Date: May 22, 2002              /s/ William M. Steul
      ------------              -----------------------------------------
                                William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this report:


Exhibit No.     Description
-----------     -----------

99.7            Copy of Registrant's news release dated May 22, 2002.

                                                                    Exhibit 99.7

==================================================
NEWS RELEASE
==================================================
               Eaton Vance Corp.
               The Eaton Vance Building
{LOGO}         255 State Street, Boston, MA  02109
               (617) 482-8260
               Contact: William M. Steul
==================================================

                                                May 22, 2002

                                       FOR IMMEDIATE RELEASE
                                       ---------------------



                                EATON VANCE CORP.
                REPORT FOR THE THREE MONTHS AND SIX MONTHS ENDED
                                 APRIL 30, 2002


BOSTON, MA--Eaton Vance Corp. reported diluted earnings per share of $0.46 in the second quarter of fiscal 2002, an increase of 12 percent compared to diluted earnings per share of $0.41 before a $0.12 per share impairment loss on investments in the second quarter of fiscal 2001. Eaton Vance earned $0.92 per diluted share for the first six months of fiscal year 2002 compared to $0.85 before the impairment loss for the first six months of fiscal year 2001.

Assets under management of $59.2 billion at the end of the second quarter of fiscal 2002 were 21 percent greater than the $49.0 billion under management at the end of the second quarter last year. Asset growth in the last twelve months benefited from the acquisitions of Atlanta Capital Management Company, LLC and Fox Asset Management LLC which added $7.9 billion of assets on September 30, 2001.

Net inflows of long-term fund assets and separate account assets in the first six months of fiscal 2002 were $1.6 billion compared to $3.4 billion in the first six months of last fiscal year. Fund net inflows in the first six months of last year benefited from $2.1 billion of equity fund private placements compared to $0.6 billion in the first six months of fiscal 2002. Atlanta Capital and Fox Asset Management added $0.6 billion in separate account net inflows in the first six months of 2002. Net inflows of managed accounts offered through broker/dealers in the second quarter of fiscal 2002 increased 100 percent over the first quarter to $0.2 billion. Tables 1, 2 and 3 (attached) summarize assets under management and asset flows by investment objective.

As a result of greater average assets under management, fiscal 2002 first half revenue increased $25.6 million or 11 percent to $268.5 million. Investment adviser and administration fees increased $23.0 million or 19 percent in line with the growth in assets under management. Distribution and underwriting fee revenue decreased 1 percent, reflecting both a gradual shift in mutual fund assets from Class B to Class A shares and a reduction in CDSC income associated with lower quarterly bank loan fund tenders. First half operating expenses increased $18.2 million or 12 percent to $169.1 million primarily because of higher compensation expense, higher amortization of deferred sales commissions, and higher service fee and distribution fee expense.

First half compensation expense increased 18 percent primarily because of the acquisitions of Atlanta Capital and Fox Asset Management and the buildup of the sales infrastructure for the managed account business.

Amortization of deferred sales commissions increased 11 percent due to the on-going sales of mutual fund Class B shares and equity fund private placements, and the residual effect of accounting changes mandated by the SEC in fiscal 1998 and 1999. For a nine month period in fiscal 1998 and 1999, certain sales commissions were required to be expensed rather than capitalized, extinguishing future amortization charges for affected fund assets. Had these changes in accounting not taken place, amortization of deferred commissions would have grown 5 percent from the first half of fiscal 2001 to the first half of fiscal 2002.

Service fee expense increased 10 percent due to the growth in mutual fund assets retained more than one year. The service fees the Company receives from the funds are retained in the first year and paid to broker/dealers after the first year, resulting in a service fee expense equal to the service fee revenue on assets retained more than one year.

Distribution fee expense increased 10 percent due to the growth of mutual fund Class C assets on which Eaton Vance collects 12b-1 distribution fees and pays them to broker/dealers on fund assets retained more than one year. Effective this quarter, distribution fee expense is being reported on a separate line to enhance the presentation of mutual fund distribution revenue and expense. Prior year amounts have been reclassified to conform to the current year presentation. The reclassifications are not material and have not changed previously reported operating income or net income.

Fiscal 2002 first half operating income increased 8 percent to $99.4 million. The Company's provision for income taxes was 35 percent in both the first half of fiscal 2002 and the first half of fiscal 2001. First half net income before last year's second quarter impairment loss on investments increased 7 percent to $66.0 million.

Cash and equivalents and short-term investments were $217.1 million on April 30, 2002 and $210.7 million on October 31, 2001. During the first six months of fiscal year 2002, the Company repurchased and retired 770,000 shares of its non-voting common stock. Approximately 3.2 million shares remain of the current authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward looking statements." The Company's actual future results may differ significantly from those stated in any forward looking statements depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company's filings with the Securities and Exchange Commission.

                                                                                Eaton Vance Corp.
                                                                       Summary of Results of Operations
                                                                   (in thousands, except per share amounts)


                                                         Three Months Ended                          Six Months Ended
                                                 ------------------------------------        ----------------------------------
                                                 April 30,       April 30,        %          April 30,    April 30,        %
                                                   2002            2001        Change          2002         2001        Change
                                                 ---------       ---------     -------       ---------    ---------     -------
Revenue:
     Investment adviser and administration fees   $ 71,511        $ 59,283       20.6%       $143,378     $120,401        19.1%
     Distribution and underwriter fees              40,722          40,765       (0.1)         83,964       84,396        (0.5)
     Service fees                                   20,225          18,806        7.5          40,287       37,429         7.6
     Other income                                      366             445      (17.8)            865          627        38.0
                                                 ---------       ---------     -------       ---------    ---------     -------
     Total revenue                                 132,824         119,299       11.3         268,494      242,853        10.6
                                                 ---------       ---------     -------       ---------    ---------     -------
Expenses:
     Compensation of officers and employees         23,729          21,121       12.3          51,789       43,787        18.3
     Amortization of deferred sales commissions     21,034          19,368        8.6          42,437       38,146        11.2
     Service fee expense                            16,767          14,519       15.5          33,118       30,061        10.2
     Distribution fee expense                        7,894           7,195        9.7          15,784       14,374         9.8
     Other expenses                                 13,474          12,395        8.7          25,922       24,473         5.9
                                                 ---------       ---------     -------       ---------    ---------     -------
     Total expenses                                 82,898          74,598       11.1         169,050      150,841        12.1
                                                 ---------       ---------     -------       ---------    ---------     -------
Operating Income                                    49,926          44,701       11.7          99,444       92,012         8.1

Other Income/(Expense):
     Interest income                                 1,815           1,414       28.4           3,504        3,222         8.8
     Interest expense                               (1,091)           (413)     164.2          (2,178)        (875)      148.9
     Gain (loss) on sale of investments                  -              69        n/a           1,383         (186)        n/a
     Equity in net income of affiliates                150              25      500.0              19          916       (97.9)
     Impairment loss on investments                      -         (13,794)       n/a               -      (13,794)        n/a
                                                 ---------       ---------     -------       ---------    ---------     -------
Income Before Minority Interest and Income Taxes    50,800          32,002       58.7         102,172       81,295        25.7

Minority Interest                                     (283)              -        n/a            (589)           -         n/a
                                                 ---------       ---------     -------       ---------    ---------     -------
Income Before Income Taxes                          50,517          32,002       57.9         101,583       81,295        25.0

Income Taxes                                        17,682          11,200       57.9          35,555       28,453        25.0
                                                 ---------       ---------     -------       ---------    ---------     -------
Net Income                                        $ 32,835        $ 20,802       57.8        $ 66,028     $ 52,842        25.0
                                                 =========       =========     =======       =========    =========     =======
Earnings Per Share:
     Basic                                        $   0.47        $   0.30       56.7        $   0.95     $   0.76        25.0
                                                 =========       =========     =======       =========    =========     =======
     Diluted                                      $   0.46        $   0.29       58.6        $   0.92     $   0.73        26.0
                                                 =========       =========     =======       =========    =========     =======
Dividends Declared, Per Share                     $ 0.0725        $ 0.0600       20.8        $ 0.1450     $ 0.1200        20.8
                                                 =========       =========     =======       =========    =========     =======
Weighted Average Shares Outstanding:
     Basic                                          69,352          69,000        0.5          69,245       69,107         0.2
                                                 =========       =========     =======       =========    =========     =======
     Diluted                                        72,097          72,557       (0.6)         72,013       72,438        (0.6)
                                                 =========       =========     =======       =========    =========     =======


                                                        Eaton Vance Corp.
                                                         Balance Sheet
                                                         (in thousands)

                                                                                      April 30,      October 31,      April 30,
                                                                                        2002            2001            2001
                                                                                      ---------       ---------       ---------
ASSETS

Current Assets:
   Cash and cash equivalents                                                          $123,333        $115,681        $ 56,584
   Short-term investments                                                               93,804          95,028          37,882
   Investment adviser fees and other receivables                                        22,698          22,559          12,333
   Other current assets                                                                  2,241           4,212           2,991
                                                                                      ---------       ---------       ---------
      Total current assets                                                             242,076         237,480         109,790
                                                                                      ---------       ---------       ---------
Other Assets:
   Investments:
      Investment in affiliates                                                           7,015           6,995           7,658
      Investment companies                                                              19,038          15,565          20,824
      Other investments                                                                 14,554          14,144           9,117
   Other receivables                                                                     5,828           5,829           5,830
   Deferred sales commissions                                                          257,758         266,738         261,870
   Other deferred assets                                                                 5,681           5,131               -
   Equipment and leasehold improvements, net of accumulated
      depreciation and amortization of $9,782, $8,956 and $6,128, respectively          14,527          14,938          13,102
   Goodwill                                                                             69,356          69,212               -
   Other intangibles, net of accumulated amortization
      of $1,849, $871and $622, respectively                                             38,291          39,269           1,378
                                                                                      ---------       ---------       ---------
      Total other assets                                                               432,048         437,821         319,779
                                                                                      ---------       ---------       ---------
Total assets                                                                          $674,124        $675,301        $429,569
                                                                                      =========       =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accrued compensation                                                               $ 17,025        $ 38,358        $ 16,814
   Accounts payable and accrued expenses                                                18,081          20,879          16,800
   Dividend payable                                                                      5,031           4,955           4,132
   Current portion of long-term debt                                                     7,143           7,143           7,143
   Other current liabilities                                                             6,876          12,509           9,505
                                                                                      ---------       ---------       ---------
      Total current liabilities                                                         54,156          83,844          54,394
                                                                                      ---------       ---------       ---------
Long-term Liabilities:
   6.22% senior note due 2004                                                            7,143          14,286          14,286
   1.5% zero coupon exchangeable senior notes due 2031                                 202,692         201,202               -
   Deferred income taxes                                                                63,683          73,878          84,226
                                                                                      ---------       ---------       ---------
      Total long-term liabilities                                                      273,518         289,366          98,512
                                                                                      ---------       ---------       ---------
      Total liabilities                                                                327,674         373,210         152,906
                                                                                      ---------       ---------       ---------
Minority interest                                                                        1,323             965               -
                                                                                      ---------       ---------       ---------
Commitments and contingencies                                                                -               -               -

Shareholders' Equity:
   Common stock, par value $0.0078125 per share:
      Authorized, 640,000 shares
      Issued, 154,880 shares                                                                 1               1               1
   Non-voting common stock, par value $0.0078125 per share:
      Authorized, 95,360,000 shares
      Issued, 69,465,745, 68,462,051 and 68,986,889 shares, respectively                   541             535             539
   Accumulated other comprehensive income                                                3,879           4,898           4,149
   Notes receivable from stock option exercises                                         (2,412)         (2,641)         (2,020)
   Deferred compensation                                                                (2,650)         (3,200)         (3,750)
   Retained earnings                                                                   345,768         301,533         277,744
                                                                                      ---------       ---------       ---------
      Total shareholders' equity                                                       345,127         301,126         276,663
                                                                                      ---------       ---------       ---------
Total liabilities and shareholders' equity                                            $674,124        $675,301        $429,569
                                                                                      =========       =========       =========

                                    TABLE 1
                            Asset Flows (in millions)
                       Twelve Months Ended April 30, 2002

Assets 4/30/2001 - Beginning of Period                                 $ 49,002
  Long-term Fund Sales/Inflows                                            9,694
  Long-term Fund Redemptions/Outflows                                    (5,889)
  Long-term Fund Net Exchanges                                              (77)
  Long-term Fund Mkt. Depreciation                                       (2,851)
  Long-term Fund Assets Acquired1                                           650
  Separate Account Assets Acquired1                                       7,205
  Separate Accounts Net Flows - Institutional/HNW                           345
  Separate Accounts Net Flows - Managed Accts                               320
  Separate Accounts Mkt. Appreciation                                       526
  Change in Money Market Funds                                              306
                                                                       ---------
  Net Increase                                                           10,229
                                                                       ---------
Assets 4/30/2002 - End of Period                                       $ 59,231
                                                                       =========

1 Atlanta Capital Management and Fox Asset Management acquired by Eaton Vance on September 30, 2001


                                    TABLE 2
                            ASSETS UNDER MANAGEMENT
                     BY INVESTMENT OBJECTIVE (IN MILLIONS)

--------------------------------------------------------------------------------
                         April 30,     October 31,      %      April 30,     %
                           2002           2001        Change     2001     Change
--------------------------------------------------------------------------------
Equity Funds            $ 27,540        $ 25,277        9%      $ 25,965     6%
Fixed Income Funds        10,397          10,165        2%         9,764     6%
Bank Loan Funds            8,830           9,582       -8%         9,511    -7%
Money Market Funds         1,092           1,114       -2%           786    39%
Separate Accounts         11,372          10,468        9%         2,976   282%
--------------------------------------------------------------------------------
Total                   $ 59,231        $ 56,606        5%      $ 49,002    21%
================================================================================

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

                                                        TABLE 3
                                 ASSET FLOWS BY INVESTMENT OBJECTIVE (IN MILLIONS)


                                                     Three Months Ended               Six Months Ended
                                                  -------------------------      --------------------------
                                                  April 30,       April 30,      April 30,        April 30,
                                                    2002            2001            2002            2001
                                                  -------------------------      --------------------------
EQUITY FUND ASSETS - Beginning of Period          $27,459         $26,327         $25,277         $25,439
  Sales/Inflows                                     1,195           1,911           2,445           4,108
  Redemptions/Outflows                               (600)           (536)         (1,232)           (960)
  Exchanges                                            14             (32)             39             (20)
  Market Value Change                                (528)         (1,705)          1,011          (2,602)
                                                  -------------------------      --------------------------
  Net Change                                           81            (362)          2,263             526
                                                  -------------------------      --------------------------
Equity Assets - End of Period                     $27,540         $25,965         $27,540         $25,965
                                                  -------------------------      --------------------------

FIXED INCOME FUND ASSETS - Beginning of Period     10,302           9,855          10,165           9,501
  Sales/Inflows                                       533             490           1,119             991
  Redemptions/Outflows                               (337)           (290)           (658)           (627)
  Exchanges                                            18              (4)            169              19
  Market Value Change                                (119)           (287)           (398)           (120)
                                                  -------------------------      --------------------------
  Net Change                                           95             (91)            232             263
                                                  -------------------------      --------------------------
Fixed Income Assets - End of Period               $10,397         $ 9,764         $10,397         $ 9,764
                                                  -------------------------      --------------------------

BANK LOAN FUND ASSETS - Beginning of Period         9,185           9,343           9,582          10,058
  Sales/Inflows                                       262             886             556           1,396
  Redemptions/Outflows                               (538)           (590)         (1,127)         (1,507)
  Exchanges                                           (40)            (39)           (136)           (195)
  Market Value Change                                 (39)            (89)            (45)           (241)
                                                  -------------------------      --------------------------
  Net Change                                         (355)            168            (752)           (547)
                                                  -------------------------      --------------------------
Bank Loan Assets - End of Period                  $ 8,830         $ 9,511         $ 8,830         $ 9,511
                                                  -------------------------      --------------------------

LONG-TERM FUND ASSETS - Beginning of Period        46,946          45,525          45,024          44,998
  Sales/Inflows                                     1,990           3,287           4,120           6,495
  Redemptions/Outflows                             (1,475)         (1,416)         (3,017)         (3,094)
  Exchanges                                            (8)            (75)             72            (196)
  Market Value Change                                (686)         (2,081)            568          (2,963)
                                                  -------------------------      --------------------------
  Net Change                                         (179)           (285)          1,743             242
                                                  -------------------------      --------------------------
Total Long-Term Fund Assets - End of Period       $46,767         $45,240         $46,767         $45,240
                                                  -------------------------      --------------------------

SEPARATE ACCOUNTS - Beginning of Period            11,334           3,284          10,468           3,241
  Net Flows - Institutional/HNW Accounts             (169)            (13)            218             (23)
  Net Flows - Managed Accounts                        180               7             271               9
  Market Value Change                                  27            (302)            415            (251)
                                                  -------------------------      --------------------------
  Net Change                                           38            (308)            904            (265)
                                                  -------------------------      --------------------------
SEPARATE ACCOUNTS - End of Period                 $11,372         $ 2,976         $11,372         $ 2,976
                                                  -------------------------      --------------------------
MONEY MARKET FUND ASSETS - End of Period            1,092             786           1,092             786
                                                  -------------------------      --------------------------
TOTAL ASSETS UNDER MANAGEMENT - End of Period     $59,231         $49,002         $59,231         $49,002
                                                  =========================      ==========================

                             Page 9 of 9 (continued)